Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (File No. 333-141529, File No. 333-147024 and File No. 333-153055), the Registration Statements on Form S-8 (File No. 333-148085, File No. 333-148754 and File No. 333-154795) and related Prospectuses of XTL Biopharmaceuticals Ltd. of our report dated April 6, 2009 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ Kesselman & Kesselman

Certified Public Accountant (Isr.)
A member of PricewaterhouseCoopers International Limited
Tel Aviv, Israel
April 6, 2009